Exhibit A

EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class B Ordinary Shares, par value $0.001 per share, of Qihoo 360 Technology Co. Ltd., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Hongyi Zhou	/s/ Hongyi Zhou
Hongyi Zhou

[Signature Page to Joint Filing Agreement]

Global Village Associates Limited	By:	/s/ Huan Hu
	Name:	Huan Hu
	Title:	Director

[Signature Page to Joint Filing Agreement]

Fair Point International Limited	By:	/s/ Hongyi Zhou
	Name:	Hongyi Zhou
	Title:	Director

[Signature Page to Joint Filing Agreement]